Exhibit 23.3



                             CONSENT OF GUNTHER BENZ

                               Ministerialdirigent

              Ministry of Finance of the State of Baden-Wurttemberg



I hereby consent to the use of my name and the making of statements with respect to me under the caption "Official Statements and Documents" in the Prospectus included in this Registration Statement, or any amendment thereto.



March 28, 2005

                                         By          /s/ Gunther Benz
                                            --------------------------------
                                                     Gunther Benz
                                                 Ministerialdirigent,
                                                   Baden-Wurttemberg
                                                  Ministry of Finance